UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

DIGITAL ALLY, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

9705 Loiret Boulevard

Lenexa, KS 66219

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 25, 2014, Digital Ally, Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of a $4.0 million principal amount Senior Secured Convertible Note (the “Note”). The Private Placement closed on August 28, 2014. The Private Placement was made pursuant to a letter of intent between the parties entered into on August 22, 2014. The Note is convertible at any time at the option of the holder into shares of the Company’s common stock at $6.10 per share (the “Conversion Price”). The Note ranks pari passu with the Company’s senior secured convertible note in the original principal amount of $2.0 million issued in March 2014 (the “March 2014 Note”). The outstanding principal balance of the March 2014 Note is $222,222 and it is convertible into common stock at a price of $8.55 per share.

As a part of the Private Placement, the Company issued a warrant (the “Warrant”) to the purchaser of the Note giving it the right to purchase up to an aggregate of 262,295 shares of the Company’s common stock at an exercise price of $7.32 per share.

The Company issued a warrant exercisable to purchase 100,000 shares of its common stock at a price of $10.00 per share along with its March 2014 Note (the “March 2014 Warrant”). In connection with the Private Placement, the Company and the purchaser agreed to increase the number of shares to be issued upon exercise of the March 2014 Warrant to 136,621 and reduce the exercise price thereof to $7.32 per share.

The Holder has no right to convert the Note or exercise the Warrant to the extent that such conversion or exercise would result in the Holder being the beneficial owner in excess of 4.99% of the Company’s common stock. In addition, the Holder has no right to convert the Note or the March 2014 Note or exercise the Warrant or the March 2014 Warrant if the issuance of the shares of common stock upon such conversion or exercise would exceed the aggregate number of shares of the Company’s common stock that the Company may issue upon conversion of the Note or the March 2014 Note and exercise of the Warrant or the March 2014 Warrant without breaching the Company’s obligations under Nasdaq listing rules (the “Exchange Cap”). For these purposes the Exchange Cap limit applicable to such conversions or exercises of the Note, March 2104 Note, Warrant and March 2104 Warrant will be computed based on the number of shares the Company had issued and outstanding when it issued the March 2014 Note and March 2014 Warrant. The Exchange Cap limitation does not apply if the Company’s shareholders approve issuances above the Exchange Cap.

Copies of the Note and Warrant issued at the closing are attached Exhibits 10.61 and 10.62, respectively, to this Form 8-K and are incorporated by reference herein. New copies of the Note and Warrant issued at closing are attached as exhibits to this Report because they include additional provisions relating to the Nasdaq Share Cap that were not in the forms of such documents filed as Exhibits 10. 51 and 10.52, respectively, with the Company’s Current Report on Form 8-K filed on August 27, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

	By:	/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer

Date: August 29, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.61	Senior Secured Convertible Note.

10.62	Warrant to Purchase Common Stock.